UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

April 20, 2011

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Friday, May 27, 2011, commencing at 10:00 a.m. Eastern Time at our offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071. We look forward to meeting with as many of our stockholders as possible. At the Annual Meeting, we will:

(i) elect seven directors,

(ii) act upon separate proposals to authorize an additional 3,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) for issuance, and to re-approve the criteria for performance-based awards, under the Company’s 2007 Stock Incentive Plan,

(iii) act upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and

(iv) consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

This proxy statement and the accompanying form of proxy are being first sent to stockholders on or near the date set forth above.

There will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement.

Yours sincerely,

Sean McDevitt
Chief Executive Officer

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Notice of Annual Meeting of Stockholders

To Be Held on Friday, May 27, 2011

            April 20, 2011

To the Stockholders of InfuSystem Holdings, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of InfuSystem Holdings, Inc., a Delaware corporation, has been called and will be held on Friday, May 27, 2011, commencing at 10:00 a.m. Eastern Time at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, for the following purposes:

1.	to elect seven members to the Board of Directors;

2.	to authorize an additional 3,000,000 shares of the Company’s Common Stock for issuance under the Company’s 2007 Stock Incentive Plan;

3.	to re-approve the criteria for performance-based awards under the Company’s 2007 Stock Incentive Plan;

4.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on April 15, 2011, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Skonieczny
Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

PROPOSAL 1—ELECTION OF DIRECTORS	3
PROPOSALS 2 AND 3—AUTHORIZATION OF AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE, AND RE-APPROVAL OF CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN	11
PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	26
AUDIT COMMITTEE REPORT	27
INDEPENDENT AUDITORS’ FEES	28
PRE-APPROVAL POLICIES AND PROCEDURES	28
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL STOCKHOLDERS MEETING	29
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	29
GENERAL	30
OTHER INFORMATION	30

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Friday, May 27, 2011, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about April 20, 2011.

The close of business on April 15, 2011 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s Common Stock as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 21,178,062 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a registered stockholder) you can vote your shares in person at the Annual Meeting or you can vote by proxy using the Internet at www.proxyvoting.com/inhi by telephone at 1-866-540-5760 or by completing and returning the enclosed proxy card.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 26, 2011. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

If you are a beneficial owner of shares held in street name, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote your shares according to the voting instructions that you receive from your broker, bank or nominee. The availability of Internet or telephone voting will depend upon the bank’s, broker’s or nominee’s voting processes.

The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, the Board of Directors will be elected by a plurality of the votes of the shares of the Company’s Common Stock present, in person or by proxy at the Annual Meeting. The authorization of an additional 3,000,000 shares of Common Stock for issuance under the Company’s 2007 Stock Incentive Plan, the re-approval of the criteria for performance-based awards under the Company’s 2007 Stock Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 will each require the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present and entitled to vote in person or by proxy at the Annual Meeting.

With respect to the election of directors, votes may be cast in favor or withheld, and election will be by plurality. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. You may vote either for or against or abstain from voting on the proposal to increase the number of shares of Common Stock authorized for issuance under the Company’s 2007 Stock Incentive Plan, the proposal to re-approve the criteria for performance-based awards under the Company’s 2007 Stock Incentive Plan and the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and each proposal requires a majority of the votes present and entitled to vote. Abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against the proposals. Broker non-votes will have no effect on the outcome of the proposals. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE EIGHT NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2012 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, (II) FOR THE AUTHORIZATION OF AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN, (III) FOR THE RE-APPROVAL OF THE CRITERIA FOR PERFORMANCE-BASED SHARE AWARDS UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN AND (IV) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS

MEETING TO BE HELD ON FRIDAY, MAY 27, 2011.

The Proxy Statement and the 2010 Annual Report on Form 10-K are available at www.infusystem.com.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Seven directors are to be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or by proxy at the Annual Meeting to serve until the 2012 Annual Stockholders Meeting and until their successors have been duly elected and qualified.

Information Regarding Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the nominees and the position and office that each nominee currently holds with the Company.

Name	Age	Position
Sean McDevitt	48	Chief Executive Officer and Chairman of the Board
David Dreyer	54	Director
Timothy Kopra	48	Director
Pat LaVecchia	44	Director, Vice Chairman of the Board
Jean-Pierre Millon	60	Director
John Voris	64	Director
Wayne Yetter	65	Director

Each of the directors was elected at the 2010 Annual Meeting.

Board of Directors—Experience and Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board of Directors as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience. The Nominating and Corporate Governance Committee and the Board of Directors have carefully considered the appropriate size of the Board of Directors and determined to reduce the size of the Board of Directors from the eight directors currently serving to seven directors, effective upon the election of directors at the Annual Meeting. We believe that the seven Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board of Directors and each committee of the Board of Directors to continue to provide sound judgment and leadership and to function effectively as a group. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that the person should serve as a Director of the Company.

Sean McDevitt

Sean McDevitt has served as the Company’s Chief Executive Officer since September 2009 and Chairman of the Board of Directors since August 2005. Mr. McDevitt is a founding principal, and since 2007 has been a Managing Director of, Maren Group, an investment banking firm which provides mergers and acquisitions advisory services in the healthcare and technology sectors. Prior to joining Maren Group, Mr. McDevitt was a Managing Director of FTN Midwest Securities Corp. from September 2004 to January 2007. In 1999, Mr. McDevitt co-founded Alterity Partners, a boutique investment bank which provided capital markets and merger and acquisition advisory services to high growth companies. Alterity Partners was acquired by FTN Midwest Securities Corp. in September 2004. Mr. McDevitt was formerly a senior investment banker at Goldman Sachs & Company from 1995 through 1999 where he led deal teams in a variety of technology and healthcare/biopharmaceutical transactions, including mergers and acquisitions, divestitures and initial public offerings. Prior to Goldman Sachs & Company, Mr. McDevitt worked in sales and marketing at Pfizer Inc. from 1991 until 1994. He was a Captain in the U.S. Army Rangers and was decorated for combat in the Panama invasion. He is a member of the Council on Foreign Relations. Mr. McDevitt received his B.S. in Computer Science and Electrical Engineering from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Mr. McDevitt brings to the Company and the Board of Directors extensive experience as an investment banker, especially dealing with mergers, acquisitions and other transactions in the healthcare industry.

David Dreyer

David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX), since October 2010. Previously Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer is a Certified Public Accountant in California

Mr. Dreyer brings to the Company and the Board of Directors financial expertise from his experience serving as a Chief Financial Officer of Sicor, Inc., AMN Healthcare Services, Inc. and Alphastaff Group, Inc.

Timothy Kopra

Timothy Kopra has been a member of the Company’s Board of Directors since April 8, 2010. Mr. Kopra began his military service in 1985 and has held a variety of leadership and technical positions as a U.S. Army officer and aviator. After assignments within the U.S. and Germany and deployment to Operations Desert Shield and Desert Storm, Mr. Kopra completed the U.S. Navy Test Pilot School and was designated as an experimental test pilot in 1996. He then served as the developmental test director for the Comanche helicopter program. In July 2000, Mr. Kopra was selected as an astronaut and competed two years of Space Shuttle, Space Station, and T-38 flight training. Mr. Kopra then served in the Astronaut Office, where his primary focus involved testing crew interfaces for International Space Station (ISS) unpressurized modules as well as the implementation of support computers and operational Local Area Network on ISS. Mr. Kopra completed his first space flight in 2009, logging two months in space and one spacewalk. Mr. Kopra continues to be an employee of the National Aeronautics and Space Administration (NASA). Mr. Kopra received a Bachelor of Science from the United States Military Academy at West Point, a Master of Science in Aerospace Engineering from the Georgia Institute of Technology, and a Master of Strategic Studies from the U.S. Army War College.

Mr. Kopra’s science and technology experience and backgrounds are valuable to the Company.

Pat LaVecchia

Pat LaVecchia has been a member of the Company’s Board of Directors since September 2005 and has served as Vice Chairman since September 2009. Mr. LaVecchia served as the Company’s secretary from September 2005 to November 2007. Mr. LaVecchia has been a founding principal and Managing Partner of LaVecchia Capital LLC, a merchant banking and investment firm, since 2007 and has over 20 years of experience on Wall Street. Mr. LaVecchia has built and run several major Wall Street groups and has extensive expertise in capital markets, including initial public offerings, secondary offerings, raising capital for private companies and PIPEs as well as playing the leading role in numerous mergers, acquisitions, private placements and high yield transactions. Prior to forming LaVecchia Capital, Mr. LaVecchia ran several groups at major Wall Street firms including: Managing Director and Head of the Private Equity Placement Group at Bear, Stearns & Company (1994 to 1997); Group Head of Global Private Corporate Equity Placements at Credit Suisse First Boston (1997 to 2000); Managing Director and Group Head of the Private Finance and Sponsors Group at Legg Mason Wood Walker, Inc (2001 to 2003); co-founder and Managing Partner of Viant Group (2003-2005) and Managing Director and Head of Capital Markets at FTN Midwest Securities Corp. (2005 to 2007). He was also at Hawk Holdings, a strategic venture capital firm from 2000 until 2001. Mr. LaVecchia received his B.A., magna cum laude (and elected to Phi Beta Kappa), from Clark University and an M.B.A. from The Wharton School of the University of Pennsylvania with a major in Finance and a concentration in Strategic Planning. Mr. LaVecchia also currently serves as co-chairman of Premiere Opportunities Group, Inc. (PPBL, OTC) and managing partner of Sulla Global Partners. Mr. LaVecchia also sits on several advisory boards and non-profit boards.

Mr. LaVecchia brings to the Company and the Board of Directors a strong background in capital markets from his experience in investment banking.

Jean-Pierre Millon

Jean-Pierre Millon has served as a member of the Company’s Board of Directors since September 2005. Mr. Millon is a co-founder of BLS, LLC, a consulting and investing entity based in Indianapolis and established in 2002. Mr. Millon served as a consultant to AdvancePCS, successor entity to PCS Health Systems, from October 2000 to June 2002. Until September 2000, Mr. Millon was President and Chief Executive Officer of PCS Health Systems, one of the country’s largest pharmacy benefit managers. Prior to joining PCS in 1995, Mr. Millon was an executive with Eli Lilly and Co., PCS’ former parent company. His career with Lilly, started in 1976, spanned two decades and was highlighted by leadership positions in the United States, the Orient, Europe and the Caribbean Basin. Most recently, Mr. Millon served as President and General Manager of Lilly Japan, K.K. and Vice President of the Lilly pharmaceutical division in Kobe, Japan from 1992 until 1995. Mr. Millon was an advisory board member with Care Capital LLC, a healthcare venture fund from 2001 through 2003. Mr. Millon also serves on the Board of Directors of CVS/Caremark Corporation (NYSE: CVS), Prometheus Laboratories Inc. and HSI, Inc.

Mr. Millon’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

John Voris

John Voris has been a member of the Company’s Board of Directors since September 2005. Mr. Voris served as the Company’s Chief Executive Officer from September 2005 until October 2007. From August 2004 to July 2005, Mr. Voris was Chairman of Epocrates, Inc., a software company providing clinical information to healthcare professionals at the point of care. Mr. Voris retired from his position at Epocrates in July 2005 and did not accept another position until becoming the Company’s Chief Executive Officer and a member of the Board of Directors in September 2005. He was President and Chief Executive Officer of Epocrates from June 2000 until July 2004. Prior to Epocrates, Mr. Voris was Executive Vice President of PCS Health Systems from 1995 until 2000. During his tenure at PCS Health Systems, PCS Health Systems was a subsidiary of Eli Lilly from 1994 until 1999 and then of Rite Aid Pharmacies from 1999 until 2000. While at PCS, Mr. Voris had responsibility for all call centers, mail order pharmacies, sales and marketing of PBM services, product development and industry relations. Prior to PCS, Mr. Voris was with Eli Lilly from 1973 until 1995. Mr. Voris was Executive Director of the Infectious Disease Business Unit from 1993 until 1995, where he was responsible for world wide sales and marketing of a large portfolio of existing and development-stage anti-infectives. From 1988 until 1992, Mr. Voris was based in London as Director of Marketing for Europe, Middle East and Africa, where he had responsibility for sales, marketing and product development for the entire portfolio of Lilly pharmaceutical products. Prior to these positions, he held a variety of positions in sales, marketing, market research and business development. Mr. Voris received his M.B.A. and B.S. from the Kelley School of Business, Indiana University. Mr. Voris currently serves on the Board of Directors of Epocrates, Inc. and Regenesis Biomedical.

Mr. Voris’ experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

Wayne Yetter

Wayne Yetter has served a member of the Company’s Board of Directors since September 2005. From October 2009 to October 2010, Mr. Yetter was Chairman and Chief Executive Officer, and from October 2010 has been Chairman of ProActive for Patients Media, Inc. an early stage company providing a system for physician-to-patient communications to enhance adherence to medication therapies. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp, from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS and later led its spinout company, Synavant, where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. Following the merger, Mr. Yetter founded and has acted as principal of BioPharm Advisory LLC since September 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc., which was acquired by Shire Pharmaceuticals. Mr. Yetter currently serves on the Board of Directors of EpiCept Corporation (NASDAQ: EPCT), Strategic Diagnostics Inc. (NASDAQ: SDIX) and is Chairman of the Board of NuPathe, Inc. (NASDAQ: PATH).

Mr. Yetter’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

One member of the Board of Directors, James Freddo, M.D., will not stand for re-election at the Annual Meeting. The biographical information for Dr. Freddo is set forth below.

James Freddo, M.D.

James Freddo, M.D. has been a member of the Company’s Board of Directors since April 2008. Dr. Freddo has served as Chief Medical Officer of Anadys Pharmaceuticals, Inc. (NASDAQ: ANDS) since July 2006. Prior to joining Anadys Pharmaceuticals, Dr. Freddo served as Vice President, Clinical Site Head and Development Site Head, Pfizer Global Research and Development, La Jolla from August 2005 until July 2006. From June 2002 until August 2005, Dr. Freddo served as Executive Director, Site Therapeutic Area Leader, Clinical Development, Oncology at Pfizer, Inc. While at Pfizer, Dr. Freddo led the team responsible for the registration of Sutent® (sunitinib malate), a drug approved by the U.S. Food and Drug Administration in January 2006 for the treatment of advanced kidney cancer and gastrointestinal stromal tumors. Prior to joining Pfizer, Dr. Freddo held a variety of senior management positions at Wyeth-Ayerst Research from December 1996 until June 2002, including Senior Director, Oncology, Senior Director, Infectious Diseases, and Senior Director, Transplantation Immunology. Dr. Freddo holds a B.S. degree in Medical Technology from the State University of New York at Stony Brook and a M.D. degree from the University of North Carolina, where he also completed his fellowship training. Dr. Freddo currently serves on the Board of Directors of Anadys Pharmaceuticals, Inc.

Board Leadership Structure

Since September 2009, Sean McDevitt has served as the Company’s Chief Executive Officer and Chairman of the Board of Directors. The Company believes that given the relatively small market capitalization and the current Company strategy, it is appropriate for one individual to hold both positions.

The Board of Directors’ Role in Risk Oversight

Risk is an integral part of the Board of Directors deliberations throughout the year. The Board of Directors oversees the management of the Company’s risk management.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE AMEX. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that David Dreyer, James Freddo, M.D., Timothy Kopra, Pat LaVecchia, Jean-Pierre Millon, John Voris and Wayne Yetter have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE AMEX’s director independence standards and Audit Committee independence standards, as currently in effect. Sean McDevitt, the Company’s Chief Executive Officer and the Chairman of the Board, is not currently considered independent in accordance with NYSE AMEX’s requirements.

Required Vote

In order to be elected to the Board of Directors, each nominee must receive a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board of Directors. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT SEAN MCDEVITT, DAVID DREYER, TIMOTHY KOPRA, PAT LAVECCHIA, JEAN-PIERRE MILLON, JOHN VORIS AND WAYNE YETTER AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2012 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of seven meetings and took action by unanimous written consent on three occasions during the fiscal year ended December 31, 2010. Each incumbent director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such incumbent director served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers.

The Board has no policy regarding director attendance at the annual meeting. Mr. McDevitt attended the 2010 Annual Meeting.

The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which reports to the Board of Directors.

Audit Committee

The Audit Committee is composed entirely of independent directors. The following individuals are members of the Audit Committee: David Dreyer, Chairman, Timothy Kopra and Wayne Yetter. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held six meetings and took action by unanimous written consent on one occasion during the fiscal year ended December 31, 2010.

The Board of Directors has determined that Mr. Dreyer qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed entirely of independent directors. The following individuals are members of the Nominating and Governance Committee (the “Nominating Committee”): Wayne Yetter, Chairman, Timothy Kopra and Jean-Pierre Millon. Prior to the Company’s listing on the NYSE AMEX in December 2010, the Board of Directors performed the responsibilities now performed by the Nominating and Corporate Governance Committee. Accordingly, the Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2010. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2012 Annual Meeting.” All proposals for nomination received by the Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

Compensation Committee

The Compensation Committee is composed entirely of independent directors. The following individuals are members of the Compensation Committee: James Freddo and Timothy Kopra. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan. The Compensation Committee held one meeting and took action by unanimous written consent on three occasions during the fiscal year ended December 31, 2010. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posed on the Company’s website at www.infusystem.com.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary. All communications will be compiled by the Secretary and submitted to the addressee.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors for the fiscal year ended December 31, 2010. See “Executive Compensation” for a description of Mr. McDevitt’s compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
David Dreyer	94,000	190,500	—	—	—	141,714	426,214
James Freddo, M.D.	86,000	190,500	—	—	—	141,714	418,214
Timothy Kopra	40,167	129,750	—	—	—	36,421	206,338
Pat LaVecchia	254,000	635,000	—	—	—	435,375	1,324,375
Jean-Pierre Millon	87,133	190,500	—	—	—	123,862	401,495
John Voris	110,000	254,000	—	—	—	165,149	592,149
Wayne Yetter	114,000	254,000	—	—	—	158,642	526,642

(1)	Directors receive an annual retainer of $50,000. In addition, on March 31, 2010 the Compensation Committee approved cash retainers (“Retainers”) for the non-employee members of the Board of Directors for 2010 services as follows:

Board Members	Cash Retainer
David Dreyer	$4,000 per month
James Freddo, M.D.	$4,000 per month
Pat LaVecchia	$17,000 per month
JP Millon	$4,000 per month
John Voris	$5,000 per month
Wayne Yetter	$5,000 per month

The Compensation Committee also approved on March 31, 2010, a Retainer for Mr. McDevitt. See “Executive Compensation.”

Amounts also include an annual stipend in connection with services as members of the Audit Committee during the fiscal year ended December 31, 2010. Amounts paid were, $8,000, $4,000, $2,667 and $1,333 to Mr. Dreyer, Mr. Yetter, Mr. Kopra and Mr. Millon, respectively.

(2)	In April 2010 the Compensation Committee approved grants to the Company’s non-employee directors of restricted stock awards pursuant to the Company’s 2007 Stock Incentive Plan. The grants were as follows:

Board Members	Restricted Stock Awards (# of Shares)
David Dreyer	75,000
James Freddo, M.D.	75,000
Pat LaVecchia	250,000
JP Millon	75,000
John Voris	100,000
Wayne Yetter	100,000

In April 2010, Mr. McDevitt also received a restricted stock award of 450,000 restricted shares. See “Executive Compensation.”

On May 4, 2010, in connection with his election to the Board of Directors, Mr. Kopra received 25,000 shares of Common Stock and 25,000 restricted stock units scheduled to vest on the first anniversary of the date of grant. These grants were also approved by the Compensation Committee.

On December 3, 2010, the Board of Directors approved the immediate vesting of the restricted shares described above. Under the terms of the Restricted Stock Awards, each director is entitled to be reimbursed by the Company for the income tax incurred in connection with the grant (and vesting) of the restricted stock awards.

(3)	Amount paid to all directors in April 2011 related to reimbursement for income taxes on the immediate vesting of all restricted shares as described in note (2) above.

PROPOSALS 2 AND 3  —

AUTHORIZATION OF AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK FOR

ISSUANCE, AND RE-APPROVAL OF CRITERIA FOR PERFORMANCE-BASED AWARDS

UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN

Background

At a meeting of stockholders held on September 26, 2007, the Company’s stockholders approved the adoption of the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan (the “Plan”), providing for the issuance of a maximum of 2,000,000 shares of Common Stock in connection with the grant of options and/or other stock-based or stock-denominated awards.

Since the adoption of the Plan, the Board of Directors, or the Compensation Committee thereof, has approved various grants and as a result, only 76,662 additional shares remain available for issuance under the Plan. The Board of Directors believes that attracting, retaining and rewarding directors, officers, other employees and persons who provide services to the Company and its subsidiaries and enabling such persons to acquire or increase a proprietary interest in the Company has been and will continue to be essential to the Company’s growth and success. The Plan will enable the Company to continue to maintain a compensation program with different types of incentives for motivating such individuals and encouraging them to give the Company long-term, excellent service. Accordingly, the Board of Directors believes that it is in the best interests of the Company to increase the total number or shares authorized for issuance under the Plan by 3,000,000 shares (the “Increase”), which would enable the Company to continue to make grants or other awards under the Plan in the future. In addition, in a separate proposal, the Company is asking stockholders to re-approve the criteria for performance-based awards under the Plan (the “Re-Approval”).

On April 8, 2011, the Company’s Board of Directors, acting upon the recommendation of the Compensation Committee, unanimously approved Increase and the Re-Approval and recommended that they be submitted to the stockholders for approval at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the Increase and the Re-Approval will be effective immediately thereafter. Except for the Increase and the Re-Approval, no changes are proposed to be made to the Plan, a copy of which is attached as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2007. Stockholders will be asked to vote separately on the Increase and the Re-Approval. Approval of one is not contingent upon the approval of the other.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Increase under the rules of the NYSE AMEX.

The Board of Directors also seeks to preserve the Company’s ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Under the terms of Section 162(m) “performance-based” compensation must be based upon pre-established performance goals based upon stockholder-approved criteria. These criteria must be re-approved by stockholders at least once every five years. The Company is seeking stockholder Re-Approval of the performance criteria contained in the Plan to ensure that future awards thereunder will continue to meet the key requirements to qualify as performance-based. These criteria, which have not changed, are described below under “Description of the Plan—Certain Performance-based Awards.”

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment.

The approval of the Increase and the Re-Approval will not affect the Company’s ability to make stock-based or cash-based awards outside of the Plan to the extent consistent with applicable law and stock exchange rules.

Potential Dilution

The aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 5,000,000, subject to adjustment upon the occurrence of certain transactions or events. Upon approval of the Increase, an aggregate of 3,076,662 shares will be available for issuance under the Plan.

Description of the Plan

The following is a brief description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2007.

Administration

The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the

Officers, employees, directors (including outside directors), and other persons who provide services to the Company and its subsidiaries are eligible to be selected as award recipients.

Type of Awards

The Compensation Committee is authorized to grant awards payable in either shares of Common Stock or cash, including options to purchase shares, restricted shares, stock appreciation rights, share units, performance units and dividend equivalents. These awards may be granted as a bonus, or in lieu of obligations of the Company or any subsidiary to pay cash or grant other awards under other plans or compensatory arrangements.

Terms and Conditions of Awards

The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan. The Compensation Committee will have the authority to delegate any or all of its authority to the extent such delegation is consistent with applicable law.

Eligibility, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications of such restrictions or conditions).

Aggregate Limitation on Stock-Based Awards

The aggregate number of shares that may be issued under the Plan during the life of the Plan will not exceed 5,000,000, an increase of 3,000,000 from the maximum number of shares issuable thereunder as of the date hereof, subject to adjustment as discussed below. Shares issued that are reacquired by the Company in connection with a forfeiture or other failure to satisfy performance conditions will not be treated as having been issued for purposes of this limit. Shares delivered under the Plan may be newly issued shares, treasury shares or shares acquired on the market.

Per Participant Limitations

In any calendar year, no individual may be granted stock-based awards under the Plan that relate to more than 500,000 shares, or cash-based awards that can be settled for more than $500,000.

Certain Performance-Based Awards

The Compensation Committee may grant performance awards, which may be cash-denominated awards or stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee, up to 10 years. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be based on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income; (2) pre-tax or after-tax operating income; (3) gross revenue; (4) profit margin; (5) stock price (including market capitalization; (6) cash flow(s); (7) market share; (8) pre-tax or after-tax earnings per share; (9) pre-tax or after-tax operating earnings per share; (10) expenses; (11) return on equity; and (12) strategic business criteria, consisting of one ore more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals.

Pursuant to the Re-Approval, stockholders will be asked to re-approve the foregoing criteria. Each such goals may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one ore more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets.

Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Compensation Committee shall make such substitution or adjustment as is equitable and appropriate in order to preserve, without enlarging, the rights of participants, as to (i) the number and kind of shares which may be delivered pursuant to awards, (ii) the number and kind of shares subject to or deliverable in respect of outstanding awards, and (iii) the exercise price, grant price or purchase price relating to any award. In addition, the Compensation Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Compensation Committee.

Amendment, Termination

The Compensation Committee may amend, suspend, discontinue, or terminate the Plan or the Board of Director’s authority to grant awards under the plan without stockholder approval, except as required by law or regulation. Unless earlier terminated, the Plan will terminate ten years after its approval by stockholders.

Federal Income Tax Implications of the Plan

The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy and employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation Code Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the Plan

Awards under the Plan generally will be granted in the discretion of the Compensation Committee. Therefore, the type, number, recipients, and other terms of other awards in the future cannot be determined at this time. The following table provides information with respect to awards under the Plan during the year ended December 31, 2010.

Name and Position	Dollar Value ($)	Number of Units
Sean McDevitt, Chairman and Chief Executive Officer	$1,120,500	450,000

James M. Froisland, Chief Financial Officer	—	—

Sean Whelan, Former Chief Financial Officer	—	—

Current Executive Officers as a Group	$1,120,500	450,000

Non-Executive Director Group	$1,680,750	675,000

Non-Executive Officer Employee Group	—	—

During the year ended December 31, 2010, Messrs. McDevitt and Whelan and Timothy Kopra, a non-executive director, each received certain stock-based awards not pursuant to the Plan. See “Proposal 1—Election of Directors—Directors’ Compensation,” “—Equity Compensation Plan Information,” and “Executive Compensation.”

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	191,229	$2.66	68,437
Equity compensation plans not approved by security (3) holders	2,112,500	Not Applicable	Not Applicable
Total	2,303,729	$2.66	68,437

(1)	This amount includes 60,750 shares of Common Stock issuable upon the vesting of certain restricted stock awards (the “Restricted Stock Awards”) and 130,479 shares of Common Stock issuable upon the exercise of a vested stock option award (the “Stock Option”) made under the Plan. This amount does not include 237,500 shares of Common Stock which vested under the terms of the Restricted Stock Awards during the year ended December 31, 2010. This amount also does not include 1,125,000 shares of Common Stock issuable upon vesting of Restricted Stock Awards granted to directors in 2010, all of which vested prior to December 31, 2010.
(2)	Represents the exercise price of the Stock Option.
(3)	This amount includes 2,112,500 shares of Common Stock issuable upon the vesting of certain Restricted Stock Awards made outside of the Plan during the year ended December 31, 2010. This amount does not include 62,500 shares of Common Stock which vested under the terms of the Restricted Stock Awards during the year ended December 31, 2010. This amount also does not include 50,000 shares of Common Stock issuable upon the vesting of a Restricted Stock Award granted to a director in 2010, all of which vested prior to December 31, 2010.

Required Vote

To be approved by the stockholders, the proposal to approve the Increase and the proposal to approve the Re-Approval must each receive the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Stockholders will vote separately on the Increase and the Re-Approval. The approval of one is not contingent upon the approval of the other.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF PROPOSAL 2 TO APPROVE THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN, AND PROPOSAL 3 TO RE-APPROVE THE CRITERIA FOR PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S 2007 STOCK INCENTIVE PLAN.

PROPOSAL 4 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board of Directors have selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2011. The Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 will require the affirmative vote of the majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting.

In the event that the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the Company’s stockholders best interest.

Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

Please see “Independent Auditors’ Fees” for a discussion of the fees paid by the Company to Deloitte & Touche LLP for the fiscal years ended December 31, 2010 and December 31, 2009.

Required Vote

To be approved by the stockholders, the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 must receive the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions are treated as shares present or represented and entitled to vote at the Annual Meeting and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers.

Name	Age	Position
Sean McDevitt (1)	48	Chief Executive Officer
James M. Froisland (2)	60	Chief Financial Officer

(1)	See “Proposal 1—Election of Directors” for biographical information regarding Mr. McDevitt.
(2)	On December 10, 2010, Sean Whelan resigned as Chief Financial Officer, effective December 15, 2010, and the Board of Directors appointed James M. Froisland to the position of Chief Financial Officer effective upon Mr. Whelan’s resignation.

James M. Froisland

James M. Froisland has served as the Company’s Chief Financial Officer since December 2010. Prior to joining the Company, from 2006 to 2010, Mr. Froisland served as Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary for Material Sciences Corporation (NASDAQ: MASC). Prior to this role, he served as Senior Vice President, Chief Financial Officer and Chief Information Officer of Intelistaf Healthcare, Inc., a private provider of healthcare staffing services and has held a variety of c-level and senior financial and information technology positions at Burns International Service Corporation, Anixter International Inc., Budget Rent A Car Corporation, Allsteel Inc., and The Pillsbury Company. Mr. Froisland started his career with the public accounting firm KPMG LLP and is a Certified Public Accountant. Mr. Froisland holds a Masters in Business Administration in Management Information Systems from the Carlson School of Management at the University of Minnesota and a B.A. in Math and Accounting from Luther College. Mr. Froisland also serves on the Board of Directors and Audit Committee for Westell Technologies Inc (NASDAQ: WSTL).

EXECUTIVE COMPENSATION

Agreements with Sean McDevitt

On April 6, 2010, the Company and Sean McDevitt entered into a share award agreement that granted Mr. McDevitt the right to receive an aggregate of up to 2,000,000 shares of Common Stock of the Company upon the attainment of specified trading price levels and pursuant to certain other terms and conditions. The share award agreement was approved by the Compensation Committee of the Board of Directors.

Share Award Structure	Shares	Target Price
Tranche 1	250,000	$5.00
Tranche 2	250,000	$7.50
Tranche 3	500,000	$10.00
Tranche 4	1,000,000	$15.00

Total	2,000,000

All of the shares outstanding under the share award agreement will vest immediately upon the occurrence of any of the following: change of control of the Company, death of Mr. McDevitt, or the Company’s payment of dividends other than ordinary course cash dividends.

The shares to be issued pursuant to the share award agreement are outside the Company’s 2007 Stock Incentive Plan. The share award agreement provides that the Company will pay Mr. McDevitt compensation necessary to cover income taxes incurred in connection with the issuance of any shares pursuant to the share award agreement.

On April 6, 2010, the Company’s directors, including Mr. McDevitt, were granted restricted stock awards pursuant to the Company’s 2007 Stock Incentive Plan. Mr. McDevitt was awarded 450,000 restricted shares of the Company’s Common Stock vesting over a three year period. The grants were approved by the Compensation Committee. On December 3, 2010, the Board of Directors approved the immediate vesting of the restricted stock awards to its directors, including the 450,000 restricted shares granted to Mr. McDevitt. The Restricted Stock Award Agreement provides that the Company will pay Mr. McDevitt amounts necessary to cover income taxes incurred in connection with the grant (and vesting) of this restricted stock award.

Additionally, Compensation Committee also approved cash compensation of $30,000 per month payable to Mr. McDevitt as compensation for his services as Chief Executive Officer. Mr. McDevitt’s cash compensation in his capacity as a Director and Chairman of the Board is $90,000.

Agreement with James M. Froisland

On December 15, 2010, upon the resignation of Sean Whelan as Chief Financial Officer, James M. Froisland became Chief Financial Officer of the Company. During the term of his employment, Mr. Froisland will be paid $30,000 per month and be entitled to receive customary employee benefits available to all full-time employees of the Company. The Company will also reimburse Mr. Froisland for travel and living expenses relating to his temporary relocation to the vicinity of the Company’s principal offices in Madison Heights, Michigan.

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors performs the duties typically delegated to a compensation committee. Executive compensation is determined by the Compensation Committee of the Company’s Board of Directors.

During the fiscal year ended December 31, 2010, none of the Company’s executive officers served at any time on the board of directors or compensation committee of any other entity one of whose executive officers served on the Company’s Board of Directors.

Summary Compensation Table

The following table sets forth the compensation of the executive officers of the Company, and for Sean Whelan, the Company’s Chief Financial Officer through December 15, 2010, for the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)(4)	Total ($)
Sean McDevitt	2010	360,000		—	6,100,500	—	—	—	745,584	7,206,084
Chief Executive Officer (1)	2009	96,923		—	—	—	—	—	90,000	186,923

James M. Froisland	2010	20,000	(2)	—	—	—	—	—	—	20,000
Chief Financial Officer (1)

Sean Whelan	2010	207,000			33,250	—	150,000	—	52,301	442,551
Former Chief	2009	207,000		—	—	—	198,000	—	15,293	420,293
Financial Officer (1)	2008	200,000		—	217,500	—	45,000	—	16,687	479,187

(1)	Only compensation for years in which the named executive officer served in such capacity are presented. Mr. McDevitt became Chief Executive Officer in September 2009. Mr. Froisland became Chief Financial Officer in December 2010.
(2)	The Company paid James M. Froisland $20,000 in salary for the fiscal year ended December 31, 2010, which represents his $30,000 monthly base salary, prorated from December 10, 2010, the date Mr. Froisland commenced his services as the Company’s Chief Financial Officer, to December 31, 2010.
(3)	In accordance with recently adopted amendments to the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock unit and stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. This presentation reflects a change from prior year proxy statements where the amounts included in these columns reflected the compensation expense recognized in the fiscal year related to all outstanding equity awards (regardless of grant date). The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.
(4)	All Other Compensation for 2010 consists of the following: (i) in the case of Mr. McDevitt, $40,000 for his services as Chairman of the Board, $50,000 for his services as a member of the Board of Directors and $655,584 for the tax gross up for the immediate vesting of 450,000 shares of common stock as described in the Directors’ Compensation section of this proxy statement, (ii) in the case of Mr. Whelan, $2,729 in matching contributions to the Company’s 401(k) plan, $13,803 made in connection with car and gas allowance and $35,769 made in connection with accrued vacation payout.

Grant of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards
		Maximum (#)
Sean McDevitt	04/06/2010			450,000 shares	(1)	$1,120,500
Chief Executive Officer	04/06/2010	2,000,000 shares	(2)			$4,980,000

James M. Froisland Chief Financial Officer

Sean Whelan Chief Financial Officer	06/01/2010			50,000 shares	(3)	$33,250

(1)	On April 6, 2010, the Company’s directors, including Mr. McDevitt, were granted restricted stock awards pursuant to the Company’s 2007 Stock Incentive Plan. Mr. McDevitt was awarded 450,000 restricted shares of the Company’s Common Stock vesting over a three year period. The grants were approved by the Compensation Committee. On December 3, 2010, the Board of Directors approved the immediate vesting of the restricted stock awards to its directors, including the 450,000 restricted shares granted to Mr. McDevitt. The Restricted Stock Award Agreement provides that the Company will pay Mr. McDevitt compensation necessary to cover income taxes incurred in connection with the grant (and vesting) of this restricted stock award. See “—Agreements with Sean McDevitt.”
(2)	On April 6, 2010, the Company and Mr. McDevitt entered into a share award agreement that granted Mr. McDevitt the right to receive an aggregate of up to 2,000,000 shares of Common Stock of the Company upon the attainment of specified trading price levels and pursuant to certain other terms and conditions. See “—Agreements with Sean McDevitt.”
(3)	On June 1, 2010, the Compensation Committee approved restricted share grants to five employees, including Mr. Whelan. Each employee was awarded 50,000 restricted shares of Common Stock (the “Stock Awards”) vesting 25% at grant, and 25% on each of the first three anniversaries of grant. Each Stock Award will vest immediately upon a change of control of the Company. Pursuant to the terms of Mr. Whelan’s Stock Award Agreement, all unvested shares of Common Stock were forfeited to the Company upon his resignation on December 15, 2010.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sean McDevitt	—	—	—	—	—	2,000,000	4,660,000	—	—
James M. Froisland	—	—	—	—	—	—	—	—	—
Sean Whelan	—	—	—	—	—	—	—	—	—

(1)	Represents unvested restricted shares of Common Stock multiplied by $2.33, the closing price of the Company’s Common Stock on December 31, 2010, as quoted by the NYSE AMEX.

Option Exercises and Stock Vested

The following table shows the amounts received upon exercise of stock options or vesting of restricted stock granted during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting (1)
Sean McDevitt	—	—	468,000	(2)	1,190,880
James M. Froisland	—	—	—		—
Sean Whelan	—	—	31,250	(3)	76,188

(1)	Based upon the closing price of the Company’s Common Stock on June 1, 2010, June 3, 2010, November 12, 2010 and December 3, 2010 of $2.66, $2.66, $2.29, and $2.54, respectively, as quoted by the OTC Bulletin Board.
(2)	The Company granted 36,000 restricted shares of Common Stock to Sean McDevitt on June 3, 2008. 50% of the restricted shares granted to Mr. McDevitt vested on June 3, 2009. The remainder of the restricted shares vested on June 3, 2010. On April 6, 2010, the Company’s directors, including Mr. McDevitt, were granted restricted stock awards pursuant to the Company’s 2007 Stock Incentive Plan. Mr. McDevitt was awarded 450,000 restricted shares of the Company’s Common Stock vesting over a three-year period. On December 3, 2010, the Board of Directors approved the immediate vesting of the restricted stock awards to its directors, including the 450,000 restricted shares granted to Mr. McDevitt.
(3)	The Company granted 75,000 restricted shares of Common Stock to Sean Whelan on May 6, 2008. 25% of the restricted shares granted to Mr. Whelan vested on the grant date and 25% vested each on November 12, 2008 and 2009. The remaining 25% of the restricted shares vested on November 12, 2010. The Company granted 50,000 restricted shares of Common Stock to Sean Whelan on June 1, 2010. 25% of the shares vested on the grant date. The remaining unvested shares of Common Stock were forfeited to the Company upon his resignation on December 15, 2010.

Potential Payments Upon Termination or Change in Control

The following table and footnotes quantify the payments and benefits that Mr. McDevitt would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 31, 2010. As of December 31, 2010, Mr. Froisland did not have an employment agreement or other arrangement with the Company providing for the provision of payments or other benefits upon termination of employment or a change in control of the Company. Sean Whelan resigned as Chief Financial Officer of the Company effective December 15, 2010 and did not receive and was not entitled to receive any payments or other benefits in connection with the termination of his employment.

Benefit	Termination by Mr. McDevitt for any reason, by the Company for cause or by the Company upon Mr. McDevitt’s death or disability	Termination by the Company without cause		Change in Control
Share Award Agreement	2,000,000 shares(1)		(1)	2,000,000 shares

(1)	Pursuant to the terms of the Share Award Agreement, all unvested shares will be forfeited upon termination of Mr. McDevitt’s employment for any reason, provided that, (i) if Mr. McDevitt dies while serving as an officer, director or employee of the Company or any of its subsidiaries, such shares will vest immediately prior to Mr. McDevitt’s death or (ii) if there is a change in control of the Company within one year following termination of Mr. McDevitt’s service as an officer, director or employee of the Company or any of its subsidiaries, such shares will vest immediately prior to such change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2011, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

On April 11, 2011, all of the Company’s outstanding warrants to purchase shares of Common Stock at an exercise price of $5.00 per share expired. There are currently no outstanding warrants to purchase shares of Common Stock.

Name of Beneficial Owners	Number of Shares	Percent**
Global Undervalued Securities Master Fund, L.P. (1)	2,067,480	10%
Global Undervalued Securities, L.P. (1)	2,067,480	10%
Global Undervalued Securities Fund (QP), L.P. (1)	2,067,480	10%
Global Undervalued Securities Master Fund, Ltd. (1)	2,067,480	10%
Kleinheinz Capital Partners, Inc. (1)	2,067,480	10%
Kleinheinz Capital Partners LDC (1)	2,067,480	10%
John Kleinheinz (1)	2,067,480	10%
David P. Cohen (2)	1,868,962	9%
Steve Tannenbaum (3)	1,764,882	8%
Greenwood Investments, Inc. (3)	1,764,882	8%
Sean McDevitt (4)	1,720,044	8%
Minerva Group LP (2)	1,082,262	5%
Greenwood Capital Limited Partnership (3)	888,400	4%
Greenwood Investors Limited Partnership (3)	876,982	4%
Athena Capital Management, Inc. (2)	786,700	4%
John Voris (5)	531,348	3%
Pat LaVecchia (6)	527,391	2%
Wayne Yetter (7)	377,092	2%
Jean-Pierre Millon (8)	352,092	2%
David C. Dreyer (9)	115,000	1%
James L. Freddo (10)	115,000	1%
Timothy Kopra (11)	50,000	*
James M. Froisland (12)	100	*
All directors and officers as a group (9 individuals)	3,788,067	18%

*	Less than 1%
**	Based on 21,178,062 shares of Common Stock outstanding as of April 15, 2011. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2011, as well as shares of restricted stock which vest within 60 days of April 15, 2011 are deemed outstanding in addition to the 21,178,062 shares of Common Stock deemed outstanding as of April 15, 2011 for purposes of computing the percentage ownership of the person holding the warrants or options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)

Derived from Amendment No. 1 to Schedule 13G filed on February 14, 2011 by Global Undervalued Securities Master Fund, L.P. (“Master Fund”), Global Undervalued Securities Fund, L.P. (“Fund”), Global Undervalued Securities Fund (QP), L.P. (“QP Fund”), Global Undervalued Securities Fund, Ltd. (“Fund

Ltd.”), Kleinheinz Capital Partners, Inc. (“Kleinheinz”), Kleinheinz Capital Partners LDC (“Kleinheinz LDC”) and John Kleinheinz. Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz LDC and John Kleinheinz may be deemed beneficial owners of 2,067,480 shares of Common Stock owned by Master Fund. Fund, QP Fund and Fund Ltd. are the general partners of Master Fund. Kleinheinz is the investment adviser to Master Fund, Fund, QP Fund and Fund Ltd. Kleinheinz LDC is the general partner of Kleinheinz. Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz, Kleinheinz LDC and John Kleinheinz, as the principal of Kleinheinz and Kleinheinz LDC, exercise voting and investment control over the 2,067,480 shares of Common Stock. The business address of Kleinheinz and John Kleinheinz is 201 Main Street, Suite 2001, Fort Worth, Texas 76102. The business address of Kleinheinz LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9001 Cayman Islands. The business address of Master Fund, Fund, QP Fund and Fund Ltd. is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par-La-Ville Road, Suite 464, Hamilton HM 11, Bermuda.

(2)	Derived from Amendment No. 2 to Schedule 13G filed on January 25, 2011, by Athena Capital Management, Inc. (“Athena”), Minerva Group, LP (“Minerva”), and David P. Cohen. Athena holds shared voting control and investment control with respect to 786,700 shares of Common Stock. Minerva is a general partner of Athena and holds voting control and investment control with respect to 1,082,262 shares of Common Stock. David P. Cohen is President of each of Athena and Minerva and holds shared voting control and investment control with respect to 1,868,962 shares of Common Stock which includes shares beneficially owned by Athena and Minerva. The business address of Athena, Minerva and David P. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(3)	Derived from Amendment No. 2 to Schedule 13G filed on February 11, 2011 by Steve Tannenbaum, Greenwood Investments, Inc., (“Greenwood Investments”), Greenwood Capital Limited Partnership (“Greenwood Capital”) and Greenwood Investors Limited Partnership (“Greenwood Investors”). Greenwood Capital and Greenwood Investors may be deemed to beneficially own 888,400 and 876,482 shares of Common Stock, respectively. Greenwood Investments, as the general partner of both Greenwood Capital and Greenwood Investors, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 1,764,882 shares of Common Stock, including the shares issuable upon exercise of the warrants. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has exercises sole investment and voting control over such 1,764,882 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and Greenwood Investors is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116.
4)	The business address of Mr. McDevitt is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(5)	The business address of Mr. Voris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(6)	The business address of Mr. LaVecchia is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(7)	The business address of Mr. Yetter is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(8)	Mr. Millon exercises shared voting and investment control with respect to 267,092 shares of Common Stock held in the name of the Millon Family Trust of which Mr. Millon is a trustee. The business address of Mr. Millon is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(9)	The business address of Mr. Dreyer is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(10)	The business address of Dr. Freddo is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(11)	The business address of Mr. Kopra is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.
(12)	The business address of Mr. Froisland is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Michigan 48071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related person transactions annually to determine whether it continues to be in the Company’s best interests.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2010. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. The Audit Committee is comprised of David Dreyer, Chairman, Timothy Kopra and Wayne Yetter, each of whom is an independent director as defined by the applicable SEC rules. The audit committee held six meetings during the fiscal year ended December 31, 2010.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm Deloitte & Touche LLP for the fiscal year ended December 31, 2010. The Audit Committee reviewed and discussed with the independent registered public accounting firm the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent registered public accounting firm and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the independent registered public accounting firm, without management present, to discuss the results of the Company’s independent registered public accounting firm’s audits and the overall quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their Annual Meeting, to ratify their appointment of the independent registered public accounting firm.

The Audit Committee monitored the independence and performance of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, as amended. The Company’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence and the Audit Committee has discussed with the independent registered public accounting firm and management the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

                            David Dreyer, Chairman

                             Timothy Kopra

                             Wayne Yetter

April 20, 2011

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and December 31, 2009 by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Audit Fees

There were $663,029 and $455,340 in audit fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2010 and 2009, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit Related Fees

There were no audit related fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2010 and 2009.

Tax Fees

There were no tax fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2010 and 2009.

All Other Fees

There were $382,453 in fees related to due diligence and other services related to the acquisition of First Biomedical, Inc. and review of SEC filings (other than quarterly and annual reports) billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2010. There were no other fees billed by Deloitte & Touche LLP for the fiscal years ended December  31, 2010 and 2009.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2010 were for audit services and due diligence services, as described above.

The services provided for 2009 were 100% audit services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2010, all reports were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2011 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than December 22, 2011.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than January 28, 2012 and no later than February 27, 2012.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310; or by telephone at 1-800-522-6645. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310; or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

GENERAL

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Skonieczny
Secretary
InfuSystem Holdings, Inc.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:5 9 PM Eastern Time the day prior to the shareholder meeting date.

InfuSystem Holdings, Inc.

INTERNET http://www.proxyvoting.com/inhi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#

97476 FOLD AND DETACH HERE

Using a black ink pen mark your votes with an X as shown in this example. Please do not write outside the designated areas

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the listed nominees.

I. Election of Directors FOR WITHHOLD *EXCEPTIONS

Nominees:

01 Sean McDevit

02 David Dreyer

03 Timothy Kopra

04 Pat LaVecchia

05 Jean-Pierre Milon

06 John Voris

07 Wayne Yetter

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

indicate Please markd in thyour is example votes as X

The Board of Directors recommends a vote FOR the following proposal:

I . Increase in Authorized Stock Incentive Plan Shares FOR AGAINST ABSTAIN

Authorization of an additional 3,000,000 shares of common stock for issuance under the InfuSystem Holdings 2007 Stock Incentive Plan

The Board of Directors recommends a vote FOR the following proposal:

II. Criteria for Performance-Based Share Awards

FOR AGAINST ABSTAIN

Re-approval of the criteria for performance-based share awards under the InfuSystem Holdings 2007 Incentive Stock Plan

The Board of Directors recommends a vote FOR the following proposal:

IV. Appointment of Registered Independent Public Accounting Firm

FOR AGAINST ABSTAIN

Ratification of the appointment of Deloitte & Touche LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2011

Mark Here for Address Change

RESTRICTED AREA—SCAN LINE or Comments

SEE REVERSE

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title .

Signature Signature Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www. bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

The Proxy Statement and 2010 Annual Report are available at: http://www.RRDEZProxy.com/2011/InfusystemHoldings

FOLD AND DETACH HERE

PROXY — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING FRIDAY, MAY 27, 2011

The undersigned hereby appoints Sean McDevit and James M. Froisland and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of In fuSystem Holdings, Inc. Common Stock at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Friday, May 27, 2011 at 10:00 a.m. (E astern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I ) FOR THE NOMINEES FOR DIRECTOR LISTED (II) FOR THE AUTHORIZATION OF AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE INFUSYSTEM HOLDINGS 2007 STOCK INCENTIVE PLAN (I II) FOR THE RE-APPROVAL OF THE CRITERIA FOR PERFORMANCE-BASED SHARE AWARDS UNDER THE INFUSYSTEM HOLDINGS 2007 STOCK INCENTIVE PLAN AND (IV) FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE REGISTERED IN DEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Please sign, date and return promptly in the enclosed envelope.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA—SCAN LINE

(Continued and to be marked, dated and signed, on the other side) WO# 97476

RESTRICTED AREA—SIGNATURE LINE

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711 SIGNATURE:            DATE:

(THIS BOXED AREA DOES NOT PRINT)